Exhibit 99.1.2
CONTACTS:
Ray Tharpe
Investor Relations
561/438-4540
rtharpe@officedepot.com
Brian Levine
Public Relations
561/438-2895
blevine@officedepot.com
OFFICE DEPOT NAMES PATRICIA MCKAY CHIEF FINANCIAL OFFICER
Delray Beach, Fla., August 25, 2005 — Office Depot, Inc. (NYSE: ODP), a leading global provider of office products and services, today announced the appointment of Patricia A. McKay as the Company’s Executive Vice President — Chief Financial Officer. McKay, 47, has been serving as the Executive Vice President and Chief Financial Officer of Restoration Hardware, Inc., a California-based public company that is a specialty retailer of high-quality home furnishings, decorative accessories and hardware. From 1997 until 2003, she worked in various executive-level positions in the financial group at AutoNation, Inc., the nation’s largest retailer of automobiles, headquartered in South Florida. Previous to AutoNation, McKay served in various financial positions for Dole Food Company, Inc., culminating in the position of Vice President Finance and Controller for Dole. McKay is a certified public accountant and worked for ten years with a major international public accounting firm.
McKay also has served as a member of the Board of Directors of Office Depot since May 2004. She has resigned from the Office Depot board in conjunction with her appointment as CFO. She replaces Charles E. Brown, Office Depot’s incumbent CFO, who was promoted to President, International for the Company in April 2005 and has been continuing to serve in an interim capacity while the Company searched for a new CFO. Brown now will devote his full time and attention to the International businesses of Office Depot.
“We are pleased to be able to attract a CFO of the caliber of Pat McKay,” said Steve Odland, Office Depot’s Chairman and Chief Executive Officer. “Pat is fully up to speed on our Company, having served on our Board for the past 16 months, including serving as a member of the Audit Committee of the Board. She is a seasoned financial executive and will be a great fit on our Executive Committee.”

About Office Depot
With annual sales approaching $14 billion, Office Depot provides more office products and services to more customers in more countries than any other company. Incorporated in 1986 and headquartered in Delray Beach, Florida, Office Depot conducts business in 23 countries and employs 47,000 people worldwide. The Company operates under the Office Depot®, Viking Office Products®, Viking Direct®, Guilbert®, and Tech Depot® brand names.
Office Depot is a leader in every distribution channel — from retail stores and contract delivery to catalogs and e-commerce. With $3.1 billion in online sales in FY’04, the Company is the world’s number three Internet retailer. As of June 25, 2005, Office Depot has 1,011 retail stores in North America in addition to a national business-to-business delivery network supported by 22 delivery centers and more than 60 local sales offices. Internationally, the Company conducts wholly-owned operations in 14 countries through 76 retail stores and 26 distribution centers, and operates 153 retail stores under joint venture and license arrangements in another seven countries.
The company’s common stock is listed on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index. Additional press information can be found at: http://mediarelations.officedepot.com.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including without limitation all of the projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission (“SEC”), including without limitation its most recent filing on Form 10-K and its 10-Q and 8-K filings made from time to time. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.